Exhibit 99.1

BioSpecifics Reports Third Quarter 2020 Financial and Operating Results

-    Endo acquisition of BioSpecifics expected to close in 4Q20

WILMINGTON, DE – November 9, 2020 – BioSpecifics Technologies Corp. (NASDAQ: BSTC) (“BioSpecifics” or the “Company”), a biopharmaceutical company that originated and continues to develop collagenase-based therapies with a first-in-class collagenase-based product marketed as XIAFLEX® in North America, today announced its financial results for the third quarter ended September 30, 2020.

“We believe the recently announced acquisition by Endo International plc marks a great outcome for all BioSpecifics stakeholders, and is the result of a successful value creation strategy. We trust that our long-time partner will serve as an excellent vehicle to advance and maximize the injectable collagenase (CCH) portfolio,” said Joseph Truitt, Chief Executive Officer of BioSpecifics.

Third Quarter 2020 Financial Results

As of September 30, 2020, BioSpecifics had cash and cash equivalents and investments of $121.0 million, compared to $105.8 million as of December 31, 2019.

BioSpecifics reported GAAP net income of $5.4 million for the third quarter ended September 30, 2020, or $0.73 per basic share and $0.73 per share on a fully diluted basis, compared to GAAP net income of $6.3 million, or $0.86 per basic share and $0.85 per share on a fully diluted basis, for the same period in 2019.

BioSpecifics reported non-GAAP net income of $5.8 million for the third quarter ended September 30, 2020, or $0.79 per basic share and $0.79 per share on a fully diluted basis, compared to non-GAAP net income of $6.5 million, or $0.88 per basic share and $0.88 per share on a fully diluted basis, for the same period in 2019.

Total revenue for the third quarter ended September 30, 2020 was $11.3 million, including $2.0 million in license revenues from a milestone payment received in conjunction with the U.S. Food and Drug Administration (“FDA”) approval of Qwo™. Royalty revenue for the third quarter ended September 30, 2020 was $9.3 million, compared to $9.4 million for the same period in 2019. Revenues decreased 2% year-over-year in the third quarter ended September 30, 2020, and increased 137% from the second quarter ended June 30, 2020, due to a recovery from the impacts of the COVID-19 pandemic experienced in the second quarter of 2020, including, without limitation, the effect of significant office closures and less office visits for physician-administered products.

GAAP research and development expenses were $0.2 million for the third quarter ended September 30, 2020 and $0.1 million for the same period in 2019. Non-GAAP research and development expenses for the third quarters ended September 30, 2020 and September 30, 2019 were the same as GAAP research and development expenses.

GAAP general and administrative expenses for the third quarter ended September 30, 2020 were $3.1 million, compared to $2.0 million for the same period in 2019. Non-GAAP general and administrative expenses for the third quarter ended September 30, 2020 were $2.6 million, compared to $1.7 million for the same period in 2019.

Provision for income taxes for the third quarter ended September 30, 2020 were $1.4 million, compared to $1.6 million for the same period in 2019.

As of September 30, 2020, 7,344,955 shares of BioSpecifics’ common stock, par value $0.001, were outstanding.

Corporate Highlights

BioSpecifics to be acquired by Endo International plc (“Endo”): On October 19, 2020, BioSpecifics entered into a definitive merger agreement (the “Merger Agreement”) with Endo and Beta Acquisition Corp., a wholly-owned indirect subsidiary of Endo. In accordance with the Merger Agreement, Endo, through its wholly-owned subsidiary, commenced an all-cash tender offer for all outstanding shares of BioSpecifics common stock at a price of $88.50 per share. Promptly following the completion of the tender offer, Endo’s acquisition subsidiary will be merged with and into BioSpecifics (the “Merger”). The estimated equity value of the Merger is approximately $658.0 million; the Merger was unanimously approved by both BioSpecifics’ and Endo’s Boards of Directors and is anticipated to close during the fourth quarter of 2020.

Non-GAAP Financial Information

This communication contains financial measures that do not comply with U.S. generally accepted accounting principles (“GAAP”), such as non-GAAP net income, non-GAAP net income per share, non-GAAP research and development expense, and non-GAAP general and administrative expense, because such measures exclude stock-based compensation, restructuring expense and separation costs.

These measures supplement BioSpecifics’ financial results prepared in accordance with GAAP. BioSpecifics utilizes these financial measures, along with financial measures in accordance with GAAP, to evaluate the Company’s operating performance. Additionally, the Company believes that certain investors use non-GAAP financial measures to measure the Company’s operating results. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance of BioSpecifics and its future outlook. Such financial measures should not be deemed to be an alternative to GAAP requirements or a measure of BioSpecifics’ liquidity. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a commercial-stage biopharmaceutical company. The Company discovered and developed a proprietary form of injectable collagenase (“CCH”), which is currently marketed by Endo, as XIAFLEX® in North America for the treatment of Dupuytren’s contracture and Peyronie’s disease. Endo announced that it received FDA approval of CCH for the treatment of moderate to severe cellulite in the buttocks of adult women; Qwo™ is expected to be available commercially in the U.S. starting in spring 2021. The CCH research and development pipeline includes several additional potential indications including adhesive capsulitis and plantar fibromatosis. In October 2020, BioSpecifics entered into a definitive merger agreement pursuant to which Endo International plc, through a wholly-owned subsidiary, will acquire the Company. The transaction is expected to close during the fourth quarter of 2020. For more information, please visit www.biospecifics.com.

About Endo International plc

Endo International plc (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone they serve live their best life through the delivery of quality, life-enhancing therapies. Endo’s decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, Endo boldly transforms insights into treatments benefiting those who need them, when they need them. Endo has global headquarters in Dublin, Ireland and U.S. headquarters in Malvern, Pennsylvania. For more information, please visit www.endo.com.

Additional Information and Where to Find It

The tender offer referenced in this communication commenced on November 2, 2020. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of the Company nor is it a substitute for any tender offer materials that Endo, the Endo acquisition subsidiary, or the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”). The solicitation and the offer to buy the shares of BioSpecifics common stock has been made pursuant to the tender offer statement on

Schedule TO, including an offer to purchase, a letter of transmittal, and other related materials, filed with the SEC by Endo on November 2, 2020. In addition, on November 2, 2020, the Company filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Investors are able to obtain a free copy of these materials and other documents filed by Endo, the Endo acquisition subsidiary, and the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.biospecifics.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement are available free of charge at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting the Company or Endo, as applicable. Copies of the documents filed with the SEC by the Company, including the Solicitation/Recommendation Statement on Schedule 14D-9, are available free of charge on the Company’s internet website at https://investors.biospecifics.com/investors/financials/sec-filings/default.aspx.

Forward-Looking Statements

The statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would,” or similar expressions are intended to identify forward-looking statements. These forward-

looking statements include, without limitation, statements regarding the planned completion and timing of the transactions contemplated by the Merger Agreement, the intent, belief, and current expectations of the Company and members of its senior management team and Board of Directors, potential indications, research and development plans, indications in development, and the occurrence and timing of the commercial launch of Qwo™. Risks and uncertainties that could cause results to differ from expectations include: (i) uncertainties as to the timing of the Merger; (ii) the risk that the Merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the tender offer; (iv) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived; (v) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement; (vi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification, and liability; (ix) other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; (x) transaction costs; (xi) actual or contingent liabilities; (xii) the timing of regulatory filings and action; (xiii) the ability of Endo to achieve its objectives for XIAFLEX® and Qwo™; (xiv) the market for XIAFLEX® in, and timing, initiation, and outcome of clinical trials for, additional indications, which will determine the amount of milestone, royalty, mark-up on cost of goods sold, license, and sublicense income that the Company may receive; (xv) the potential of XIAFLEX® to be used in additional indications; (xvi) Endo modifying its objectives or allocating resources other than to XIAFLEX® and Qwo™; (xvii) adverse impacts on business, operating results or financial condition in the future due to pandemics, epidemics or outbreaks, such as COVID-19; and (xviii) risks and uncertainties pertaining to the Company’s business, including, without limitation, the risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly

Report on Form 10-Q for the period ended September 30, 2020, and its other filings with the SEC, as well as the tender offer materials filed by Endo and the Endo acquisition subsidiary and the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

BioSpecifics Technologies Corporation

and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	Three months ended September 30		Nine months ended September 30
	2020	2019	2020	2019
Revenues:
Royalties	$9,255,864	$9,442,253	$22,827,933	$26,424,380
License revenues	2,000,000	—	2,000,000	—

Total Revenues	11,255,864	9,442,253	24,827,933	26,424,380

Costs and expenses:
Research and development	179,450	143,185	461,881	454,042
General and administrative	3,064,484	1,978,078	10,226,391	6,613,362
Milestone fee	1,500,000		1,500,000
Restructuring expense	—	—	1,146,045	—

Total Cost and Expenses	4,743,934	2,121,263	13,334,317	7,067,404

Operating income	6,511,930	7,320,990	11,493,616	19,356,976

Other income:
Interest income	264,641	504,909	1,135,238	1,471,489

Income before income tax expense	6,776,571	7,825,899	12,628,854	20,828,465
Provision for income tax expense	(1,389,964)	(1,552,966)	(2,627,645)	(3,712,477)

Net income	$5,386,607	$6,272,933	$10,001,209	$17,115,988

Basic net income per share	$0.73	$0.86	$1.36	$2.34

Diluted net income per share	$0.73	$0.85	$1.36	$2.33

Shares used in computation of basic net income per share	7,344,955	7,334,212	7,340,046	7,306,665

Shares used in computation of diluted net income per share	7,366,768	7,359,034	7,363,373	7,347,701

BioSpecifics Technologies Corporation

and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Information

(unaudited)

	Three months ended September 30		Nine months ended September 30
	2020	2019	2020	2019
GAAP net income	$5,386,607	$6,272,933	$10,001,209	$17,115,988

Non-GAAP adjustments:
Stock-based compensation	510,944	259,921	983,281	520,387
Restructuring expense (1)	—	—	1,146,045	—
Separation costs	—	—	672,025	290,439
Tax effect of adjustments	(107,298)	(51,568)	(588,284)	(144,489)

Non-GAAP net income	$5,790,253	$6,481,286	$12,214,276	$17,782,325

Basic net income per share	$0.79	$0.88	$1.66	$2.43

Diluted net income per share	$0.79	$0.88	$1.66	$2.42

Shares used in computation of basic net income per share	7,344,955	7,334,212	7,340,046	7,306,665

Shares used in computation of diluted net income per share	7,366,768	7,359,034	7,363,373	7,347,701

Notes to the Reconciliation of GAAP to Non-GAAP Financial Information:
(1) Restructuring expense includes $190,433 of stock-based compensation expense.

Research and development expense reconciliation:
GAAP research and development expenses	$179,450	$143,185	$461,881	$454,042
Separation costs	—	—	(31,053)	—

Non-GAAP research and development expenses	$179,450	$143,185	$430,828	$454,042

General and Administrative expense reconciliation:
GAAP general and administrative expenses	$3,064,484	$1,978,078	$10,226,391	$6,613,362
Stock-based compensation	(510,944)	(259,921)	(983,281)	(520,387)
Separation costs	—	—	(640,972)	(290,439)

Non-GAAP general and administrative expenses	$2,553,540	$1,718,157	$8,602,138	$5,802,536

BioSpecifics Technologies Corp.

Selected Condensed Consolidated Balance Sheet Data

	(Unaudited)
	September 30, 2020	December 31, 2019(1)
Cash and cash equivalents	$2,873,726	$4,999,183
Investments	118,166,637	100,808,942
Accounts receivable	13,593,641	19,065,919
Working capital	100,528,206	107,848,984
Total assets	137,270,096	126,653,268
Deferred tax liabilities	307,457	572,660
Total stockholders’ equity	135,314,989	124,491,102

(1)

The selected consolidated balance sheet information for the year ended December 31, 2019 have been derived from the audited financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Contact:

Stern Investor Relations, Inc.

Sarah McCabe

212-362-1200

sarah.mccabe@sternir.com

9